Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CAESARS NJ/NV NEWCO, LLC”, CHANGING ITS NAME FROM “CAESARS NJ/NV NEWCO, LLC” TO “CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF SEPTEMBER, A.D. 2013, AT 12:45 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
5381178 8100	AUTHENTICATION: 0731498
131081644	DATE: 09-12-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:45 PM 09/12/2013
FILED 12:45 PM 09/12/2013
SRV 131081644 – 5381178 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
Caesars NJ/NV Newco, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is Caesars Entertainment Resort Properties, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10 day of September, A.D. 2013.

By:

Authorized Person(s)

Name:	Jill Eaton
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